UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 17, 2010, Universal Health Services, Inc. (the “Company”), filed a Form 8-K (the “Original 8-K”) to report, among other things, that pursuant to the terms of the Agreement and Plan of Merger, dated as of May 16, 2010 among the Company, Psychiatric Solutions, Inc. (“PSI”), and Olympus Acquisition Corp. (the “Merger Subsidiary”), that the Merger Subsidiary, a wholly owned subsidiary of the Company, merged with and into PSI. As a result of the merger, PSI has become a wholly owned subsidiary of the Company. The merger closed and became effective on November 15, 2010. This Form 8-K/A is being filed to amend the Original 8-K to provide the pro forma financial information described under Item 9.01(b) below which was omitted from the Original 8-K in accordance with the rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the acquisition of PSI by the Company is filed as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d) Exhibits. 99.1 Unaudited pro forma financial information for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: January 13, 2011

Exhibit Index

Exhibit No.	Exhibit

99.1	Unaudited pro forma financial information for the nine months ended September 30, 2010 and for the year ended December 31, 2009.